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                                                                      EXHIBIT 21

                                  Subsidiaries.


                                    THQ INC.



ENTITY NAME                                                JURISDICTION
-----------                                                ------------
Black Pearl Software, Inc.                                 Illinois
GameFx, Inc.                                               Delaware
Pacific Coast Power and Light Company                      California
Rushware Microhandelsgesellschaft mbH                      Germany
T.HQ Deutschland GmbH (Formed on May 10, 1993)             Germany
T.HQ International, Ltd.                                   United Kingdom
THQ International (Holdings) Ltd.                          United Kingdom
THQ France                                                 France
Genetic Anomalies, Inc.                                    Delaware